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                                 EXHIBIT 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 27, 2006 relating to the financial statements and financial statement schedule of Zoltek Companies, Inc., which appears in Zoltek Companies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2006.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
February 22, 2008